UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2012.

Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31918	04-3072298
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 679-5500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 12, 2012, Idera Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a Sales Agreement (the “Sales Agreement”) with Cowen and Company, LLC (“Cowen”) pursuant to which the Company may issue and sell shares of its common stock, $0.001 par value per share, having an aggregate offering price of up to $10,000,000 from time to time through Cowen as its sales agent.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, Cowen may sell the common stock by methods deemed to be an “at-the-market” offering (the “Offering”) as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on The NASDAQ Global Market, on any other existing trading market for the common stock or to or through a market maker other than on an exchange. With the Company’s prior written approval, Cowen may also sell the Company’s common stock by any other method permitted by law, including in privately negotiated transactions.

Cowen has agreed to offer the common stock subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by the Company and Cowen. The Company will designate the maximum amount of common stock to be sold through Cowen on a daily basis or otherwise determine such maximum amount together with Cowen. Subject to the terms and conditions of the Sales Agreement, Cowen has agreed to use its commercially reasonable efforts to sell on the Company’s behalf all of the shares of common stock requested to be sold by the Company. The Company may instruct Cowen not to sell common stock if the sales cannot be effected at or above the price designated by the Company in any such instruction. The Company or Cowen may suspend the offering of the common stock being made through Cowen under the Sales Agreement upon proper notice to the other party. The Company and Cowen each have the right, by giving written notice as specified in the Sales Agreement, to terminate the sales agreement in each party’s sole discretion at any time.

The Sales Agreement provides that Cowen will be entitled to aggregate compensation for its services equal to 3.0% of the gross sales price per share of all shares sold through Cowen under the Sales Agreement. The Company has no obligation to sell any shares under the Sales Agreement. The Company has agreed in the Sales Agreement to provide indemnification and contribution to Cowen against certain liabilities, including liabilities under the Securities Act. In addition, the Company has agreed, under certain circumstances, to reimburse a portion of the expenses of Cowen in connection with the Offering up to a maximum of $50,000.

The Company will report at least quarterly the number of shares of common stock sold through Cowen under the Sales Agreement, the net proceeds to the Company and the compensation paid by the Company to Cowen in connection with the sales of common stock.

The shares will be issued pursuant to the Company’s shelf registration statement on Form S–3 (File No. 333-169060). The Company filed a prospectus supplement (the “Prospectus Supplement”), dated April 12, 2012, with the Securities and Exchange Commission in connection with the offer and sale of the shares pursuant to the Sales Agreement. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

The foregoing description of the material terms of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, relating to the shares of common stock being offered is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Idera Pharmaceuticals, Inc.

Date: April 12, 2012	By:	/s/ Louis J. Arcudi, III
Louis J. Arcudi, III Senior Vice President of Operations, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Sales Agreement, dated as of April 12, 2012, by and between the Company and Cowen and Company, LLC

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)